                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          GENELABS TECHNOLOGIES, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)
                      ------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                 April 29, 1999

To Our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Genelabs Technologies, Inc. The meeting will be held at the Company's offices at 505 Penobscot Drive, Redwood City, California, on Wednesday, June 16, 1999, at 10:00 a.m. local time.

     At the meeting, you will be asked to elect members to the Board of Directors, approve a change in the Company's state of incorporation, approve amendments to the Stock Option plan, and approve an amendment to the Employee Stock Purchase Plan. These matters are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     I would like to thank you for your support as a Genelabs Technologies, Inc. shareholder and urge you to please complete, date, sign and return the enclosed proxy as soon as possible. We look forward to seeing you at the meeting.

                                      Sincerely,

                                      Irene A. Chow, Ph.D.
                                      Chairman of the Board

                          GENELABS TECHNOLOGIES, INC.
                              505 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 DATE:  WEDNESDAY, JUNE 16, 1999
 TIME:  10:00 A.M.
PLACE:  505 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA

MATTERS TO BE VOTED UPON:

     1. To elect the following directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal:

        [Candidates nominated will be provided in definitive proxy material]

     2. To approve a change in the Company's state of incorporation from California to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary.

     3. To approve the establishment of a classified Board of Directors of the Company when the change in its state of incorporation, proposed above, occurs.

     4. To approve (i) an amendment to the 1995 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares and (ii) an amendment to change the number of shares each optionee may be granted under the 1995 Stock Option Plan, for purposes of Section 162(m) of the Internal Revenue Code.

     5. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

     6. To transact other business that may properly come before the Annual Meeting.

Shareholders who are holders of record of the Common Stock and of the Preferred Stock at the close of business on April 19, 1999 will be entitled to vote at this Annual Meeting.

                                          By Order of the Board of Directors

                                          James A.D. Smith
                                          President

Redwood City, California
April 29, 1999

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                          GENELABS TECHNOLOGIES, INC.
                              505 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94603

                            ------------------------

                      1999 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

DATE, TIME AND PLACE OF MEETING

     The Board of Directors (the "Board") of Genelabs Technologies, Inc. (the "Company" or "Genelabs") is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held at Genelabs' principal office located at 505 Penobscot Drive, Redwood City, California 94063, on June 16, 1999 at 10:00 a.m. local time (the "Meeting"). This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about April 29, 1999.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

     Only holders of record of the Company's Common Stock and Series A Convertible Preferred Stock ("Preferred Stock") at the close of business on April 19, 1999 (the "Record Date") will be entitled to vote at the Meeting. At the close of business on March 31, 1999, the Company had 39,785,042 shares of Common Stock outstanding and 44,707,998 shares of Common Stock and Preferred Stock on an as-converted basis entitled to vote. A majority of the shares entitled to vote on the Record Date will constitute a quorum for the transaction of business.

VOTING RIGHTS AND SOLICITATION OF PROXIES

     Holders of the Company's Common Stock are entitled to one vote for each share held as of the above Record Date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

     Holders of the Company's Preferred Stock are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted, in accordance with a pre-determined formula. Under this formula, the holders of the Preferred Stock are entitled to vote an aggregate of 4,922,956 shares at the Meeting.

     In the election of directors, the nominees receiving the highest number of affirmative votes will be elected as directors. All votes will be tabulated by the Inspector of Elections appointed for the Meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal. Abstentions will be counted towards a quorum. Broker non-votes will be counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

     The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the

Company's Common Stock and Preferred Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and Preferred Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

     Any person signing a proxy card accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

[CANDIDATES NOMINATED WILL BE PROVIDED IN DEFINITIVE PROXY MATERIAL]

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board met 3 times during 1998. All directors attended at least 75% of the meetings of the Board and of the committees on which they served, except for Dr. Douglas, who attended less than 75% of the meetings.

     The standing committees of the Board are the Finance and Audit Committee and the Human Resources Committee. The Board does not have a nominating committee or a committee performing similar functions.

     Mr. Gray, Mr. Haight and Mrs. Wang are currently the members of the Finance and Audit Committee which met 3 times during 1998. The Finance and Audit Committee reviews the Company's accounting practices, internal control systems, cash investment policy and Securities and Exchange Commission ("SEC") filings, and meets with the Company's outside auditors concerning the scope and terms of their engagement and the results of their audits. In addition, the Finance and Audit Committee is responsible for reviewing significant finance transactions.

     Dr. Douglas and Dr. Engleman are currently the members of the Company's Human Resources Committee which met 3 times during 1998. The Human Resources Committee is primarily responsible for reviewing compensation paid to officers of the Company and for administering the Company's stock option and employee benefit plans.

COMPENSATION OF DIRECTORS

     Each director of the Company who is neither an employee nor consultant is eligible to receive $1,000 per Board meeting attended. In addition, directors are reimbursed for actual business expenses incurred in attending each Board meeting. Each non-employee director, upon his or her first election to the Board, is granted an option to purchase 20,000 shares of the Company's common stock at an exercise price equal to the fair market value of the common stock on the date of grant. At the Company's Annual Meeting of Shareholders following the second anniversary of his or her election to the Board, and at each subsequent Annual Meeting of Shareholders, each non-employee director is granted an additional option to purchase 10,000 shares. Directors who are also employees of the Company are granted options under the 1995 Stock Option Plan in accordance with Genelabs' general compensation policy.

                                 PROPOSAL NO. 2

                          REINCORPORATION IN DELAWARE

INTRODUCTION

     For the reasons set forth below, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS SECTION OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE REINCORPORATION PROPOSAL. Throughout this Proxy Statement, the term "Genelabs California" or the "Company" refers to Genelabs Technologies, Inc., the existing California corporation, and the term "Genelabs Delaware" refers to the new Delaware corporation, Genelabs Technologies, Inc., a Delaware corporation and a wholly owned subsidiary of Genelabs California, which is the proposed successor to Genelabs California in the Proposed Reincorporation.

     As discussed below, the principal reasons for the Proposed Reincorporation are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. The Reincorporation Proposal is not being proposed in order to prevent any specific unsolicited takeover attempt.

     The Reincorporation Proposal will be effected by merging Genelabs California into Genelabs Delaware (the "Merger"). Upon completion of the Merger, Genelabs California as a corporate entity, will cease to exist and Genelabs Delaware will continue to operate the business of the Company under its current name, Genelabs Technologies, Inc.

     Pursuant to the Agreement and Plan of Merger, in substantially the form attached hereto as Appendix A (the "Merger Agreement"), each outstanding share of Genelabs California Common Stock, no par value per share (the "Common Stock"), will be automatically converted into one share of Genelabs Delaware Common Stock, par value $0.001 per share and each outstanding share Genelabs California Series A Convertible Preferred Stock, no par value per share (the "Preferred Stock"), will be automatically converted into one share of Genelabs Delaware Series A Convertible Preferred Stock, par value $0.001 per share, each upon the effective date of the Merger. Each stock certificate representing issued and outstanding shares of Genelabs California Common Stock and Preferred Stock will continue to represent the same number of shares of Common Stock and Preferred Stock of Genelabs Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF GENELABS DELAWARE. However, shareholders may exchange their certificates if they so choose. The Common Stock of Genelabs California is listed for trading on the Nasdaq National Market and, after the Merger, Genelabs Delaware's Common Stock will be traded on the Nasdaq National Market without interruption, under the same symbol ("GNLB") as the shares of Genelabs California Common Stock are currently traded.

     Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of Genelabs California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. Under the terms of the Preferred Stock, each holder of Preferred Stock is entitled to vote with the Common Stock on an as-converted basis. See "Vote Required for the Reincorporation Proposal." The Proposed Reincorporation has been approved by the Company's Board of Directors. If approved by the shareholders, it is anticipated that the Merger will become effective no later than 180 days (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors of the Company, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of Genelabs California will have no appraisal rights with respect to the Merger.

     The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Genelabs Delaware and the Bylaws of Genelabs Delaware, copies of which are attached hereto as Appendices A, B and C, respectively.

APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION, THE BYLAWS, AND THE RESTATED INDEMNIFICATION AGREEMENTS OF GENELABS DELAWARE AND ALL PROVISIONS THEREOF EXCEPT WITH RESPECT TO MORE MATTERS SET FORTH IN PROPOSAL NO. 3 TO BE SEPARATELY VOTED UPON BY THE SHAREHOLDERS.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Reincorporation Proposal will also constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of Genelabs Delaware (except those provisions regarding the adoption of a classified Board of Directors which has been submitted for separate shareholder approval in Proposal No. 3), (ii) the assumption of Genelabs California's employee benefit plans and stock option and employee stock purchase plans by Genelabs Delaware and (iii) restatements of the Company's indemnification agreements with its officers and directors to afford such persons indemnification by the Company to the full extent permitted by Delaware law, will require the affirmative vote of the holders of a majority of each of the outstanding shares of Common Stock and Preferred Stock of Genelabs California entitled to vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED REINCORPORATION.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

     As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

PROMINENCE, PREDICTABILITY AND FLEXIBILITY OF DELAWARE LAW.

     For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

INCREASED ABILITY TO ATTRACT AND RETAIN QUALIFIED DIRECTORS.

     Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

     California Proposition 211. In November 1996, Proposition 211 was rejected by the California electorate. Proposition 211 would have severely limited the ability of California companies to indemnify their directors and officers. While Proposition 211 was defeated, similar initiatives or legislation containing similar provisions may be proposed in California in the future. As a result, the Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies in retaining and attracting new directors.

WELL ESTABLISHED PRINCIPLES OF CORPORATE GOVERNANCE.

     There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors such as under the business judgment rule and other standards. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

     The Reincorporation Proposal will effect only a change in the legal domicile of the Company and certain other changes of a legal nature which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. The [number to be provided in definitive proxy material] directors who will be elected at the Annual Meeting of Shareholders will become the directors of Genelabs Delaware. All employee benefit, stock option and employee stock purchase plans of Genelabs California will be assumed and continued by Genelabs Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Genelabs Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by Genelabs Delaware. Other employee benefit arrangements of Genelabs California will also be continued by Genelabs Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the Merger the shares of Common Stock of Genelabs Delaware will continue to be traded, without interruption, in the same principal market (the Nasdaq Stock Market) and under the same symbol ("GNLB") as the shares of Common Stock of Genelabs California are currently traded. The Company believes that the Proposed Reincorporation will not affect any of its material contracts with any third parties and that Genelabs California's rights and obligations under such material contractual arrangements will continue and be assumed by Genelabs Delaware.

ANTITAKEOVER IMPLICATIONS

     Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise. The Reincorporation Proposal is NOT being proposed in order to prevent any specific change in control.

     In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, the establishment of a staggered board of directors, and the authorization of preferred stock, the rights and preferences of which may be determined by the Board of Directors ("Blank Check

Preferred"). The establishment of Blank Check Preferred has been implemented by Genelabs California under California law and has been provided for by Genelabs Delaware under Delaware law and, though no final decision has yet been made by the Board of Directors, the Company is currently considering the adoption of a rights plan. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of Genelabs California and Genelabs Delaware" and "Significant Differences Between the Corporation Laws of California and
Delaware -- Indemnification and Limitation of Liability" below.

     Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware -- Stockholder Approval of Certain Business Combinations."

     The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because, among other reasons: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of the Company's contractual arrangements provide that they may not be assigned pursuant to a transaction which results in a "change of control" of the Company without the prior written consent of the licensor or other contracting party.

     By contrast, in a transaction in which a potential acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

     Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Board of Directors to resist a takeover or a change in control of the Company, such provisions could make it more difficult to change the existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF GENELABS CALIFORNIA AND GENELABS DELAWARE

     The provisions of the Genelabs Delaware Certificate of Incorporation (the "Certificate") and Bylaws (the "Delaware Bylaws") are similar to those of the Genelabs California Restated Articles of Incorporation (the "Articles") and Amended and Restated Bylaws (the "California Bylaws") in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the Certificate and Delaware Bylaws which alter the rights of shareholders and the powers of management. These provisions have antitakeover implications, as described in this Proxy Statement. Approval by shareholders of the Proposed Reincorporation will constitute an approval of the inclusion in the Certificate and Delaware Bylaws of each of the provisions described below. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate and Delaware Bylaws is qualified in its entirety by reference to Appendices B and C hereto, respectively.

     The Articles currently authorize the Company to issue up to 75,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock, all of which are without par value. The Certificate provides that Genelabs Delaware will have 75,000,000 authorized shares of Common Stock, par value $0.001 per share, and

5,000,000 shares of Preferred Stock, par value $0.001 per share. Like the Articles, the Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock.

MONETARY LIABILITY OF DIRECTORS.

     The Articles and the Certificate both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the law. The provision eliminating monetary liability of directors set forth in the Certificate is potentially more expansive than the corresponding provision in the Articles, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. Genelabs Delaware proposes to enter into new indemnification agreements with all directors after the Proposed Reincorporation. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware -- Indemnification and Limitation of Liability."

SIZE OF BOARD OF DIRECTORS.

     The Certificate provides for a Board of Directors consisting of not less than one nor more than twelve directors with the exact number to be set by the Board in accordance with the provisions of the Delaware Bylaws. The current number of [to be provided in the definitive proxy materials] members will continue until changed by a the Board. The California Bylaws provide for a Board of Directors consisting of not less than five (5) nor more than nine (9) directors, within which the exact number is currently set at [nine (9)] members. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated ranges have been approved by the shareholders. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by stockholders). The Certificate provides that the exact number of directors will be as specified in the Delaware Bylaws and authorizes the Board of Directors to adopt, alter, amend or repeal the Bylaws. Following the Proposed Reincorporation, the Board of Directors of Genelabs Delaware could amend the Bylaws to change the size of the Board of Directors from [nine] directors without further stockholder approval, but not above twelve nor below one. If the Reincorporation Proposal is approved, the [number to be provided in definitive proxy materials] directors of Genelabs California who are elected at the Annual Meeting of Shareholders will continue as the [number to be provided in definitive proxy materials] directors of Genelabs Delaware after the Proposed Reincorporation is consummated and until their successors have been duly elected and qualified.

CUMULATIVE VOTING FOR DIRECTORS.

     Under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting at which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of the holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority stockholder adverse to a majority of the stockholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national stock exchange or those whose stock is held by 800 shareholders of record and included in the Nasdaq National Market (a "Listed Company") can also eliminate cumulative voting with shareholder approval. The Company qualifies as a Listed Company but has not sought shareholder approval to eliminate cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Certificate does not provide for cumulative voting rights.

POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS.

     Under California law and the California Bylaws, a special meeting of shareholders may be called by the Board of Directors, two or more members thereof, the Chairman of the Board, the President, and one or more holders of shares entitled to cast not less than 10% of the votes at such meeting. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Bylaws authorize a special meeting of stockholders to be called by the Board of Directors, the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary, or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call a special meeting of stockholders. Therefore, after the Proposed Reincorporation holders of 10% or more of the voting shares of the Company will no longer be able to call a special meeting of stockholders. The Company believes this change is warranted as a prudent corporate governance measure to prevent an inappropriately small number of stockholders from prematurely forcing stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special stockholders' meeting before (i) the time that the Board believes such consideration to be appropriate or (ii) the next annual meeting (provided that the holders meet the notice requirements for consideration of a proposal). Such special meetings would involve substantial expense and diversion of board and management time which the Company believes to be inappropriate for an enterprise the size of the Company. Aside from the foregoing, no other change is contemplated in the procedures to call a special stockholders' meeting, although the Board of Directors could amend the Bylaws of Genelabs Delaware without stockholder approval.

FILLING VACANCIES ON THE BOARD OF DIRECTORS.

     Under California law, any vacancy on the Board of Directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the Board only if so authorized by a Corporation's Articles of Incorporation or by a Bylaw approved by the corporation's shareholders. The California Bylaws prohibit the directors from filling vacancies created by removal of a director. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation or Bylaws (or unless the Certificate of Incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Delaware Bylaws provide, that a vacancy created by any reason, including removal, may be filled by the directors, and the person so elected to fill the vacancy shall hold office until the next succeeding annual meeting of stockholders at which the class to which the director belongs is to be elected.

NOMINATIONS OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS AT SHAREHOLDER MEETINGS.

     The Delaware Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board or Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting or special meeting of stockholders (the "Business Procedure").

     The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting will be eligible for election as directors. The Business Procedure provides that at an annual or special meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, notice must be received by the Company (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     Under the Nomination Procedure, a stockholder's notice to the Company must contain certain information about the nominee, including name, address, the consent to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the stockholder proposing to nominate that person, including name, address, a representation that the stockholder is a holder of record of stock entitled to vote at the meeting and a description of all arrangements or understandings between the stockholder and each nominee. Under the Business Procedure, notice relating to the conduct of business at a meeting other than the nomination of directors must contain certain information about the business and about the stockholder who proposes to bring the business before the meeting. If the chairman or other officer presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before an annual or special meeting in accordance with the above-described procedures.

     By requiring advance notice of nominations by stockholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the stockholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform stockholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal, enabling stockholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. Although the Delaware Bylaws do not give the Board any power to approve or disapprove stockholder nominations for the election of directors or any other business desired by stockholders to be conducted at a meeting, the Delaware Bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be deemed to be beneficial to the Company and its stockholders.

LOANS TO OFFICERS AND EMPLOYEES

     Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. However, under California law, shareholders of any corporation with 100 or more shareholders of record, such as the Company, may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. In accordance with Delaware law, Genelabs Delaware may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

VOTING BY BALLOT

     California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. Under Delaware law, the right to vote by written ballot may be restricted as so provided in the Certificate of Incorporation. The Certificate provides that election of directors need not be by ballot unless the Bylaws so provide. The Delaware Bylaws provide that the Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot. Stockholders of Genelabs Delaware therefore may not continue to demand election by ballot. It may be more difficult for a stockholder to contest the outcome of a vote that has not been conducted by written ballot.

CLASSIFIED BOARD

     In connection with the Proposed Reincorporation, the Board of Directors proposes to establish a classified Board of Directors for Genelabs Delaware. See Proposal No. 3 -- Establishment of a Classified Board of Directors for a full explanation of the proposed changes.

ACTION BY WRITTEN CONSENT OF THE SHAREHOLDERS.

     Any action by the stockholders must be taken at a duly called annual or special meeting, according to the Certificate. Thus, although the California Bylaws allow shareholder action by written consent, such action by written consent will no longer be authorized after the Proposed Reincorporation.

REMOVAL OF DIRECTORS

     The Certificate permits a director to be removed solely for cause by a majority of the outstanding shares of stock then entitled to vote in an election of directors. California law permits the removal of directors, with or without cause, by a majority of the outstanding shares then entitled to vote; provided, however, that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation with a classified board of directors may be removed only for cause, unless the Certificate of Incorporation otherwise provides. Thus, because Genelabs Delaware will have a classified board and because the Certificate explicitly confirms the applicability of Delaware law, stockholders after the Proposed Reincorporation will no longer be able to remove directors without cause.

APPROVAL REQUIRED FOR REINCORPORATION

     Under California law, the affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote on the proposal is required for approval of the Reincorporation. The Common Stock and the Preferred Stock are the only classes of the Company's capital stock of which shares are outstanding and entitled to vote on the proposal to approve the Reincorporation. Abstentions and broker non-votes will have the effect of votes against the proposal to approve the Reincorporation. The Reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after stockholder approval has been obtained if, in the opinion of the Board, circumstances arise that make such action advisable.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The following provides a summary of major substantive differences between the Corporation Laws of California and Delaware. It is not an exhaustive description of all differences between the two states' laws.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     Delaware. Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only). The three-year moratorium imposed by
Section 203 on business combinations of Section 203 does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder the Board of Directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made such person an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the Board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Board of Directors of the Company intends that the Company shall be governed by
Section 203. The Company believes that most Delaware corporations have availed themselves of this statute and have not opted out of Section 203.

     The Company believes that Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Genelabs Delaware in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Genelabs Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Genelabs Delaware's shares over the then-current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions.

     California. California law requires that holders of common stock receive common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of the target's common stock or its affiliate unless all of the target company's shareholders consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection to stockholders against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

CLASSIFIED BOARD OF DIRECTORS

     A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors make changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process.

     Delaware. Delaware law permits, but does not require, a classified Board of Directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Simultaneously with reincorporation in Delaware, the Board of

Directors proposes to establish a classified Board, dividing the directors into three equal classes. The directors of each class will serve three-year terms and the term of one class will expire each year. See Proposal No. 3 -- Establishment of a Classified Board of Directors for a full explanation of the proposed changes.

     California. Under California law, a Company whose shares are listed on a national exchange may also provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws. Which amendments must be approved by the shareholders. Although Genelabs California qualifies to adopt a classified board of directors, the Articles and California Bylaws do not currently provide for a classified board.

REMOVAL OF DIRECTORS

     Delaware. Under Delaware law, any director or the entire Board of Directors of a corporation that does not have a classified Board of Directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting.

     California. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire Board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

     The Articles and California Bylaws do not provide for a classified board of directors nor do they eliminate shareholder's rights to cumulative voting. The Certificate will provide for a classified Board but will not provide for cumulative voting.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability which are summarized below.

     Delaware. The Certificate would eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. Under current Delaware law, such provision may not eliminate or limit a director's monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     California. The Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;

(f) transactions between the corporation and a director who has a material financial interest in such transaction; and (g) liability for improper distributions, loans or guarantees.

INDEMNIFICATION COMPARED AND CONTRASTED.

     California law requires indemnification when an individual has defended successfully an action on the merits while Delaware law requires indemnification whether there has been a successful or unsuccessful defense on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

     Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

     California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's Articles of Incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or by-law provisions which make mandatory the permissive indemnification provided by California law. The Articles permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law.

     Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

     Indemnification Agreements. A provision of Delaware law states that indemnification provided by statute shall not be deemed exclusive of any other right under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Under Delaware law, therefore, the indemnification agreement entered into by Genelabs California with its officers and directors may be assumed by Genelabs Delaware upon completion of the Proposed Reincorporation. If the Proposed Reincorporation is approved, the indemnification agreements will be amended to the extent necessary to conform the agreements to Delaware law and to provide for indemnification of officers and directors and advancement of expenses to the maximum extent permitted by Delaware law, and a vote in favor of the Proposed Reincorporation is also approval of such amendments to the indemnification agreements. Among other things, the indemnification agreements will be amended to include within their purview future changes in Delaware law that expand the permissible scope of indemnification of directors and officers of Delaware corporations.

INSPECTION OF SHAREHOLDER LIST

     Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have contested the election of directors. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

DIVIDENDS AND REPURCHASES OF SHARES

     California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus exist under Delaware law.

     Delaware. Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

     California. Under California law, a corporation may not make any distribution to its shareholders unless either: (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution; or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

SHAREHOLDER VOTING

     Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers.

     Delaware. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger and; (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

     California. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity.

APPRAISAL RIGHTS

     Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

     Delaware. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

     California. The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 83.3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity. California law generally affords appraisal rights in sale of asset reorganizations.

DISSOLUTION

     Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the Board of Directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. The Certificate contains no such supermajority voting requirement.

INTERESTED DIRECTOR TRANSACTIONS

     Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain minor exceptions, the conditions are similar under California and Delaware law.

SHAREHOLDER DERIVATIVE SUITS

     California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of key provisions of the California General Corporation Law. However, an exemption from
Section 2115 is provided for corporations whose shares are listed on a major national securities exchange or are traded in the Nasdaq National Market and which have 800 or more shareholders as of the record date of its most recent annual meeting of shareholders. Following the Proposed Reincorporation, the Common Stock of

Genelabs Delaware will continue to be traded on the Nasdaq National Market and is anticipated to be owned by more than 800 holders and, accordingly, it is expected that Genelabs Delaware will be exempt from Section 2115.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain Federal income tax consequences to holders of Genelabs California Common Stock who exchange their Genelabs California Common Stock for Genelabs Delaware Common Stock. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published administrative rulings and court decisions as of the date hereof. All of the foregoing legal authorities are subject to change, possibly with a retroactive effect, and any such change could affect the accuracy of the following discussion. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of the Merger. This summary does not purport to be a comprehensive description of all of the tax consequences applicable to a holder of Genelabs California Common Stock in light of his particular tax position nor does it address the tax consequences that may be relevant to holders with a special tax status (for example, insurance companies, financial institutions, dealers in securities, foreign persons, and tax-exempt entities), to holders who hold Genelabs California Common Stock as part of a straddle, hedging, or conversion transaction, to holders who have acquired Genelabs California Common Stock pursuant to exercise of employee stock options or otherwise as compensation, or to holders of Genelabs California Common Stock options, deferred shares, or similar compensatory issuances. In addition, this summary does not address any consequences arising under the laws of any state, local, or foreign jurisdiction. This summary assumes that holders of Genelabs California Common Stock have held such stock, and will hold their Genelabs Delaware Common Stock received in exchange therefor, as capital assets (generally, property held for investment). Each holder of Genelabs California Common Stock is urged to consult his tax advisor regarding the tax consequences of exchanging Genelabs California Common Stock for Genelabs Delaware Common Stock pursuant to the Merger, including the application and effect of Federal, state, local, foreign and other tax laws.

     The Company believes that the Merger should qualify as a reorganization within the meaning of section 368(a) of the Code. Accordingly, subject to the qualifications set forth above:

     1. No gain or loss should be recognized by holders of Genelabs California Common Stock upon receipt of Genelabs Delaware Common Stock pursuant to the Merger.

     2. The aggregate tax basis of the Genelabs Delaware Common Stock received by each holder should be equal to the aggregate tax basis of the Genelabs California Common Stock transferred in exchange therefor.

     3. The holding period of the Genelabs Delaware Common Stock received by each holder should include the period for which such holder held his Genelabs California Common Stock.

     4. The Company should not recognize any gain or loss as a result of the Merger.

ACCOUNTING TREATMENT OF THE MERGER

     Upon consummation of the merger, all assets and liabilities of the Company will be transferred to the Genelabs Delaware at book value because the Reincorporation will be accounted for as a pooling of interests.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of each class of the Company's capital stock entitled to vote at the Annual Meeting will be required to approve the Reincorporation proposal. Therefore, a majority of each of the Common Stock and Preferred Stock will be required to approve the Reincorporation proposal. Abstentions and broker non-votes will have the effect of votes against the Reincorporation proposal. The persons named as proxies in the accompanying form of proxy intend to vote in favor of Reincorporation. A vote FOR the Reincorporation proposal will constitute approval of (i) the change in the Company's state of incorporation through a merger of the Company into the Delaware Company, (ii) the Certificate, (iii) the

Delaware Bylaws, and (iv) all other aspects of the Reincorporation proposal. If this Proposal No. 2 and Proposal No. 3 are approved, the Certificate shall supersede the Articles.

         THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL
             TO REINCORPORATE THE COMPANY IN THE STATE OF DELAWARE.

                                 PROPOSAL NO. 3

                ESTABLISHMENT OF A CLASSIFIED BOARD OF DIRECTORS

GENERAL

     The Company currently has a board of directors consisting of nine (9) members elected to one-year terms at each annual meeting of the shareholders. As part of the Company's Proposed Reincorporation in Delaware (see Proposal No.
2 -- Reincorporation In Delaware) and the Merger into Genelabs Delaware thereby contemplated, the Company seeks to establish a classified board of directors by dividing the Board of Directors into three (3) classes with staggered terms.

     A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a coercive change in control of a corporation a lengthier and more difficult process. Under California law, a company whose shares are listed on a national exchange may also provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, which amendments must be approved by the shareholders. Although Genelabs California qualifies to adopt a classified board of directors, its Board of Directors has not previously done so. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. Assuming shareholder approval of the Proposed Reincorporation in Delaware, the Board of Directors recommends the adoption of a classified Board, dividing the directors into three equal classes. The directors of each class will serve three-year terms and the term of one class will expire each year after this year's annual meeting.

CLASSIFIED BOARD

     To implement a classified Board, the Board would be divided in the following way: [number to be provided in definitive proxy materials] directors will be designated as holding Class I positions; [number to be provided in definitive proxy materials] directors would be designated as holding Class II positions; and [number to be provided in definitive proxy materials] directors would be designated as holding Class III positions. At the first Annual Meeting of Stockholders after the Proposed Reincorporation the term of office of the initial Class I directors shall expire, at the second succeeding annual meeting of stockholders the term of office of the initial Class II directors shall expire and at the third succeeding annual meeting of stockholders the term of office of the initial Class III directors shall expire. At each annual meeting scheduled to be held after the first Annual Meeting of Stockholders after the Proposed Reincorporation, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is later changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. Thus, after the Proposed Reincorporation, stockholders will elect only one-third of the directors at each Annual Meeting of Stockholders.

     The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders because by providing that directors will serve three-year terms rather than one-year terms, the likelihood of continuity and stability in the policies formulated by the Board will be enhanced.

     The Board of Directors also believes that a classified board would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprise change in control of the Company's Board of Directors. A classified board would serve to ensure that the Board and management, if confronted by a surprise proposal from a third party who has acquired a block of the Company's common stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for the stockholders.

     The Board of Directors of the Company believes that if a potential acquiror were to purchase a significant or controlling interest in the Company, such potential acquiror's ability to remove the Company's directors and obtain control of the Board and thereby remove the Company's management would severely curtail the Company's ability to negotiate effectively with such potential acquiror. The threat of obtaining control of the Board would deprive the Board of alternative proposals that would help to ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. A classified board is designed to reduce the vulnerability of the Company to an unsolicited takeover proposal, particularly a proposal that does not contemplate the acquisition of all of the Company's outstanding shares of stock, or an unsolicited proposal for the restructuring or sale of all or part of the Company.

     Since the creation of a classified Board will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding Common Stock, the existence of a classified board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Because tender offers for control usually involve a purchase price higher than the current market price, the creation of a classified board could also discourage open market purchases by a potential takeover bidder. Such tender offers or open market purchases could increase the market price of the Company's stock, enabling stockholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the creation of a classified board could make the Company's common stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops. Since these provisions will make the removal of directors more difficult, it will increase the directors' security in their positions and, since the Board has the power to retain and discharge management, could perpetuate incumbent management.

     The foregoing discussion of the Certificate of Incorporation and Bylaws of Genelabs Delaware is qualified in its entirety by reference to the relevant sections of such Certificate and Bylaws attached to this Proxy Statement as Appendices B and C, respectively.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of the adoption of a classified Board of Directors after the Proposed Reincorporation, which will also constitute approval of the provisions of the Certificate and the Delaware Bylaws establishing such a classified Board, will require the affirmative vote of the majority of outstanding shares of each of the Common Stock and the Preferred Stock of Genelabs California. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                      ESTABLISHMENT OF A CLASSIFIED BOARD.

                                 PROPOSAL NO. 4

                APPROVAL OF AMENDMENTS TO THE STOCK OPTION PLAN

     The Company's 1995 Stock Option Plan (the "Stock Option Plan") was adopted by the Board in April 1995 and approved by the Company's shareholders in May 1995, replacing a previous stock option plan that expired. Genelabs offers this stock option plan to provide equity incentives for employees, officers, directors, and, in some cases, independent contractors of the Company. To date, shareholders have approved a total of 6,000,000 shares for issuance under the two stock option plans, the status of which is as follows:

Stock options currently outstanding.......................  3,524,390
Stock options exercised...................................  2,308,927
Stock options available for grant.........................    166,683
                                                            ---------
Total options approved....................................  6,000,000
                                                            =========

     The stock options approved consist of 4,912,889 shares under the Stock Option Plan and 1,087,111 shares under the stock option plan that expired in 1995.

     In January 1999, the Board adopted an amendment to the Stock Option Plan to increase the number of shares reserved for issuance thereunder by an additional 2,000,000 shares to a total of 6,912,889 shares. The Board believes that the grant of equity based awards, such as stock options, is a highly effective way to align the interests of management and employees with those of Genelabs' shareholders and provides a cost-effective means of recognizing employee contributions to the success of the Company. The Board believes that increasing the number of shares of common stock available for this purpose will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining highly qualified personnel. In addition, although the purpose of the plan is to attract and retain highly qualified and motivated personnel, the Company has also received $4.3 million from exercises of stock options under this plan and its predecessor plan. The options granted and available for grant are commonly called a Company's "overhang," and for Genelabs this represents 9.3% of the currently outstanding shares, which Genelabs believes is much lower than other companies in its biotechnology peer group. As of March 31, 1999, 166,683 shares of Common Stock remained available for future grants under the Stock Option Plan and there were options to purchase a total of 3,524,390 shares of Common Stock outstanding under the Company's stock option plans.

     At the Annual Meeting, the shareholders are being requested to approve:

     (i) the increase in number of shares reserved for issuance under the Stock Option Plan by 2,000,000 shares

     (ii) the amendment to change the number of maximum shares each optionee may be granted under the Stock Option Plan from 800,000 during the term of the Stock Option Plan to 500,000 shares during any single calendar year.

     Below is a summary of the principal provisions of the Stock Option Plan, assuming approval of the above amendment.

     Shares Subject to the Stock Option Plan. The stock reserved for issuance under the Stock Option Plan represents shares of the Company's authorized but unissued Common Stock. The aggregate number of shares that may be issued under the Stock Option Plan may not exceed 6,912,889. If any portion of an outstanding option under the Stock Option Plan expires or is terminated, the unexercised shares of common stock attributable to that option are available for future option grant under the Stock Option Plan.

     Eligibility. Options may be granted to employees, officers, directors, independent contractors, consultants and advisors of the Company or any parent, subsidiary or affiliate of the Company (as such terms are defined in the Stock Option Plan) as the Human Resources Committee may determine (including directors who are also employees or consultants). The annual maximum number of shares that can be granted to a single participant under the Stock Option Plan is 500,000 shares.

     Administration. The Stock Option Plan is administered by the Human Resources Committee appointed by the Board (the "Committee"), currently consisting of Frank L. Douglas and Edgar G. Engleman. The interpretation by the Committee of any provision of the Stock Option Plan or of any option granted under it is final and binding on all the participants.

     Terms of Options. Subject to the terms of the Stock Option Plan, the Committee determines the number of shares for which each option will be granted, the exercise price of the option (but not less than fair market value), the periods during which the option may be exercised and other terms and conditions. Each option is evidenced by an option grant in a form as approved by the Committee and is subject to the following conditions:

          NUMBER OF SHARES: Each option states the number of shares to which it pertains.

          OPTION PRICE: The option exercise price generally may not be less than 100% of the fair market value of the Company's common stock. The exercise price of any incentive stock option ("ISO") granted to a holder of greater than 10% of the total combined voting shares of the Company may not be less than 110% of the fair market value of the shares of Common Stock on the date of the grant.

          FORM OF PAYMENT: The option exercise price is typically payable in cash or by check. In addition, the option exercise price may also be payable in shares of fully paid Genelabs common stock that have been owned for more than six months, by promissory note, by waiver of compensation due, through a "same day sale," a "margin commitment" or by any combination of the foregoing that the Committee may authorize.

          TERM OF OPTIONS AND VESTING: Under the Stock Option Plan, options are permitted to be exercisable for up to ten years, except that an ISO granted to a 10% shareholder can only be exercisable for five years. To date, options granted under the Stock Option Plan generally become 25% vested on the first anniversary of the grant, with 1/48 of each grant vesting each subsequent month for the next three years.

          LIMITATIONS ON ISOS: An individual will not be eligible to receive an ISO unless such individual is an employee of the Company or of a parent or subsidiary of the Company.

          TERMINATION OF EMPLOYMENT: If an option holder ceases to be employed by the Company, the option holder typically has three months (or twelve months in the case of the employee's death or disability) to exercise any options exercisable on the date his or her employment ends.

          MERGERS, CONSOLIDATIONS AND RECAPITALIZATIONS: The number of shares subject to any option will be adjusted in the event of a stock dividend, stock split, reverse stock split or similar change relating to the Company's Common Stock. In the event of a dissolution or certain types of acquisitions of the Company, if the options are not assumed or substituted by a successor corporation, they will accelerate and become exercisable in full prior to their termination.

          DIRECTOR STOCK OPTIONS: For non-employee directors, the Stock Option Plan provides for the automatic grant of a nonqualified stock option ("NSO") to purchase 20,000 shares of the Company's common stock upon the non-employee director's first election to the Board. At Genelabs' Annual Meeting following the second anniversary of each non-employee director's election to the Board, and at each subsequent Annual Meeting, the non-employee directors are each granted an additional option to purchase 10,000 shares. The options granted to non-employee directors are granted at fair market value and vest in two equal annual installments. The term of options granted to non-employee directors prior to February 1999 was five years, in February 1999 the Board amended the Stock Option Plan to extend the term to ten years.

     Amendment of the Stock Option Plan. The Board, to the extent permitted by law, and with respect to any shares at the time not subject to options, may suspend or discontinue the Stock Option Plan or revise or amend the Stock Option Plan in any respect whatsoever; provided that the Board may not, without the approval of the shareholders, amend the Stock Option Plan in a manner that requires shareholder approval pursuant to the Internal Revenue Code or the regulations thereunder or, if applicable, pursuant to Rule 16b-3 promulgated under the Exchange Act.

     Term of the Stock Option Plan. Options may be granted pursuant to the Stock Option Plan from time to time until April 14, 2005, which is ten years after the date the Stock Option Plan was originally adopted by the Board.

     Federal Income Tax Information -- Incentive Stock Options. An option holder does not recognize income upon the grant of an ISO and generally incurs no tax on its exercise, unless the option holder is subject to the alternative minimum tax. If the option holder retains the stock acquired upon exercise of an ISO for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the option holder generally will realize long-term capital gain or loss upon disposition of the shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares. If the option holder disposes of the shares prior to the above described term, then gain realized upon such disposition will generally be treated as ordinary income.

     Federal Income Tax Information -- Nonqualified Stock Options. An option holder does not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the option holder must include as taxable income the difference between the fair market value of the shares on the date of exercise and the amount paid for that stock. The included amount must be treated as ordinary income and may be subject to income tax withholding by the Company. Upon subsequent sale of the shares by the option holder, any later appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

     Tax Treatment of the Company. The Company is entitled to a deduction upon the exercise of an NSO by a domestic option holder equivalent to ordinary income recognized by the option holder. The Company is entitled to a deduction in connection with the disposition of ISO shares only to the extent that the option holder recognizes ordinary income on a disqualifying disposition of the ISO Shares.

     It is not possible at this time to determine the future options that will be granted under the Stock Option Plan if it is approved by the shareholders. Genelabs has not granted any options under the Stock Option Plan that are contingent upon approval of this amendment.

     The Stock Option Plan is being submitted for shareholder approval pursuant to the requirements of Sections 422 and 162(m) of the Internal Revenue Code.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                  OF THE AMENDMENTS TO THE STOCK OPTION PLAN.

                                 PROPOSAL NO. 5

           APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") was originally adopted by the Board and approved by shareholders in April 1991. Genelabs offers this Stock Purchase Plan to provide eligible employees an opportunity to acquire an ownership interest in Genelabs through payroll deductions. The Stock Purchase Plan is intended to operate in compliance with
Section 423 of the Internal Revenue Code.

     The Board of Directors amended the Stock Purchase Plan in February 1999 to increase the number of shares of the Company's common stock reserved for issuance under the Plan by an additional 500,000 shares, subject to shareholder approval at the Meeting. The Board believes it is in the best interests of the Company to continue a program of stock ownership for Genelabs' employees. The Board also believes that the Stock Purchase Plan provides a meaningful opportunity for employees to purchase substantial ownership interests in Genelabs and encourages alignment of the employees' interests with those of other shareholders. In addition, although the purpose of the plan is to provide employees with the opportunity to acquire ownership interests in Genelabs, the Company has received over $1.7 million from the purchase of stock under this plan. Shareholders have approved the issuance of 1,000,000 shares of common stock under the Stock Purchase Plan; 662,055 shares have been issued and 337,945 shares currently remain available for future issuance under this plan. Based on the Stock Purchase Plan purchases in 1998, the Board estimates that the current shares remaining available for issuance under the Stock Purchase Plan will last for approximately another two years. However, the Board approved an additional 500,000 shares for issuance under this plan in order to avoid non-cash accounting charges that may result if number of shares remaining available for issuance drops below two year's projected purchases.

     Following is a summary of the principal provisions of the Plan, assuming approval of the above amendment.

     Eligibility. Employees who are employed on the fifteenth day of the month before the beginning of an Offering Period and are customarily employed at least 20 hours per week and five months in a calendar year are eligible to participate in the Plan. However, no employee can participate in the Stock Purchase Plan if they own or have rights to own 5% or more of the total combined voting power or value of Genelabs' stock. All of the Company's approximately 91 employees are currently eligible to participate in the Stock Purchase Plan.

     Offering Periods. The offering periods of the Plan (the "Offering Periods") are up to 24 months long and consist of up to four six-month purchase periods (individually, a "Purchase Period") during which payroll deductions of the participants are accumulated. Offering Periods begin on January 2 and July 2 of each year and end on July 1 and January 1 of each year. The first business day of each Offering Period is referred to as the "Offering Date" and the last business day of each Offering Period is referred to as the "Purchase Date". If the stock price on the Purchase Date is lower than the price on the current Offering Date(s), the current Offering Periods terminate and a new Offering Period begins on the next scheduled Offering Date. The Board can change the duration of Offering Periods or Purchase Periods if the change is announced at least 15 days prior to the beginning of the affected Offering or Purchase Period.

     Administration. The Plan is administered by the Human Resources Committee, and this committee handles all questions of interpretation or application of the Plan.

     Payroll Deductions. The purchase price of the shares is accumulated by regular payroll deductions made during the Purchase Periods. Deductions from participant's payroll checks are made in one percent increments from two percent to ten percent of gross compensation, up to a maximum of $25,000 per year. Participants can lower but not raise the rate of payroll deductions during each Purchase Periods, but can increase or decrease the payroll deductions for subsequent Purchase Periods. If the Company's stock price has dropped more than 50% from the Offering Date to the Purchase Date, purchases for that period are limited to twice the number of shares the Participant could have purchased based on the Offering Date price.

     Purchase of Stock. The purchase price for each Offering Period is 85% of the lesser of the fair market value on the Offering Date or the Purchase Date. The Stock Purchase Plan defines the term "fair market value" as the closing price from the previous day's trading as reported on The NASDAQ National Market. The number of whole shares that a participant will be able to purchase in any Purchase Period is the total amount of payroll deductions divided by the purchase price per share.

     Withdrawal. Participants can withdraw from Purchase Periods any time prior to 15 days before the end of the Purchase Period. Accumulated payroll deductions will be returned without interest, and the Participant's interest in the Stock Purchase Plan terminates. Termination of a participant's employment immediately terminates participation in the Stock Purchase Plan, and payroll deductions credited to the participant's account are returned without interest.

     Term of the Plan. Shares of Common Stock may be sold under the Stock Purchase Plan until the earlier of termination by the Board, issuance of all of the shares reserved for issuance under the Stock Purchase Plan, or until April 24, 2001, which is ten years after the date the Stock Purchase Plan was adopted by the Board.

     Federal Income Tax Information -- Tax Treatment of the
Participant. Participating employees do not recognize income for federal income tax purposes either upon enrollment in the Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift, or dies.

     If a participant holds the purchased shares for more than one year after the Purchase Date and for more than two years from the beginning of the Offering Period, the participant realizes ordinary income on a sale (or a disposition by way of gift or upon death) at either the discount at the beginning of the Offering Period or the actual gain, whichever is lower. Any additional gain upon the sale of shares is treated as long-term capital gain.

     If the shares are sold or otherwise disposed of within either the one-year or the two-year holding periods described above (called a "disqualifying disposition"), the participant realizes ordinary income at the time of the disqualifying disposition in the amount the fair market value of the shares at the date of purchase was greater than the purchase price. This amount is taxed as ordinary income in the year of the disqualifying disposition, even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss.

     Tax Treatment of the Company. The Company receives tax deductions upon the disposition of shares acquired under the Plan only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the shares.

     It is not possible at this time to determine the future options that will be granted under the Stock Purchase Plan. Genelabs has not granted any options under the Stock Purchase Plan that are contingent upon approval of this amendment.

     The Stock Purchase Plan is being submitted for shareholder approval pursuant to Section 423 of the Internal Revenue Code.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                  OF THE AMENDMENT TO THE STOCK PURCHASE PLAN

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 1999, with respect to the beneficial ownership of each class of the Company's voting securities held by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of either class of the Company's voting securities, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

               AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED(1)

                                                                                TOTAL
                                                   NUMBER OF                    SHARES      PERCENT OF
TITLE OF                                            SHARES       RIGHT TO    BENEFICIALLY   OUTSTANDING
CLASS(2)                   NAME                      OWNED      ACQUIRE(3)      OWNED         SHARES
---------                  ----                    ---------    ----------   ------------   -----------
Common     Veron International Limited(4).......   5,391,633           --     5,391,633        13.6%
Common     SMALLCAP World Fund, Inc.(5).........   2,085,000           --     2,085,000         5.2%
Common     Edgar G. Engleman....................     765,401(6)    67,916       833,317         2.1%
Common     Irene A. Chow........................      23,602      566,436       590,038         1.5%
Common     Cynthia A. Edwards...................      22,960      158,969       181,929           *
Common     James A.D. Smith.....................      14,148      113,272       127,420           *
Common     Arthur Gray, Jr......................      50,000       35,000        85,000           *
Common     H. H. Haight.........................      20,162       35,000        55,162           *
Common     Marc J. Gurwith......................       9,605       27,500        37,105           *
Common     Nina K. Wang.........................          --       20,000        20,000           *
Common     Frank L. Douglas.....................          --       10,000        10,000           *
Common     Alan Y. Kwan.........................       4,500           --         4,500           *
Common     J. Richard Crout.....................          --           --            --           *
Common     Thomas E. Dewey, Jr..................          --           --            --           *
Common     All directors and executive officers
             as a group (16 persons)(7).........     939,867    1,094,837     2,034,704         5.0%
Preferred  Chiron Corporation(8)................       5,000           --         5,000        50.0%
Preferred  Johnson & Johnson Development
             Corp.(9)...........................       5,000           --         5,000        50.0%

---------------
 *  Represents beneficial ownership of less than 1%

(1) This table is based on information supplied by executive officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 39,785,042 shares of Common Stock and 10,000 shares of Preferred Stock outstanding on March 31, 1999, adjusted as required by rules promulgated by the SEC.

(2) The Company has two classes of voting securities, Common Stock and Series A Convertible Preferred Stock. The two holders of the Company's Series A Convertible Preferred Stock are entitled to one vote for each share of Common Stock into which their Convertible Preferred Stock could be converted, in accordance with a pre-determined formula. Under this formula, each holder is entitled to vote 2,461,478 shares at this year's Annual Meeting.

(3) Represents shares that can be acquired through stock option exercises through May 30, 1999.

(4) The address of Veron International Limited ("Veron") is Top Floor Chinachem Golden Plaza, 77 Mody Road, Tsimshatsui East, Kowloon, Hong Kong. Veron is an investment holding company whose principal shareholder is Mrs. Nina K. Wang, a Director of the Company.

(5) The address of SMALLCAP World Fund, Inc. is 333 South Hope Street, 52nd Floor, Los Angeles, California 90071.

(6) Represents 715,485 shares held of record by the Engleman Family Trust, 49,916 shares held of record by Dr. Engleman's minor child.

(7) Includes holdings of the above listed officers and directors and four other executive officers of the Company. This amount does not include shares held by Veron International, Ltd., an investment holding company whose principal shareholder is Mrs. Nina K. Wang, a Director of the Company.

(8) The address of Chiron Corporation is 4560 Horton Street, Emeryville, California 94608-2916.

(9) The address of Johnson & Johnson Development Corporation is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933-7002.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                              ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                 ---------------------------------------------   ------------------------
                                                                  OTHER ANNUAL   RESTRICTED   SECURITIES
                                                                  COMPENSATION     STOCK      UNDERLYING
  NAME AND PRINCIPAL POSITION    YEAR   SALARY($)     BONUS($)       ($)(1)         ($)       OPTIONS(#)
  ---------------------------    ----   ---------    ----------   ------------   ----------   -----------
Irene A. Chow..................  1998    293,583(2)    97,055       110,479            --        40,000
  President and                  1997    276,500(2)    92,435        79,667            --       100,000
  Chief Executive Officer        1996    259,167(2)   114,000        41,666            --        60,000
James A.D. Smith...............  1998    195,833       45,100        35,191            --        12,000
  Chief Operating Officer        1997    184,250       39,775        21,934            --        22,600
                                 1996    141,000       41,800         8,000            --        79,000
Marc J. Gurwith................  1998    187,750       35,720        21,836(3)         --         4,000
  Vice President,                1997     69,375       15,108            --            --        60,000
  Drug Development and
  Chief Medical Officer
Cynthia A. Edwards.............  1998    173,083       30,960        28,541            --        32,000
  Chief Scientific Officer       1997    158,933       31,360        18,087            --        36,400
                                 1996    145,767       28,262         8,666        44,062(4)     81,000

---------------
(1) Unless otherwise noted, amounts in this column represent amounts vested in the long-term portion of the Company's Annual and Long-term Incentive Based Compensation Program.

(2) Excludes $89,842, $87,933 and $73,333 in 1998, 1997 and 1996, respectively, paid on behalf of Genelabs' Taiwan-based affiliate, Genelabs Biotechnology Co., Ltd. ("GBL"), for Dr. Chow's services as GBL's Chairman of the Board.

(3) Represents $5,036 vesting in the Annual and Long-term Incentive Based Compensation Program, forgiveness of $14,400 in principal of a loan made to Dr. Gurwith, and forgiveness of $2,400 in interest on the loan.

(4) Represents a grant of 5,000 shares of common stock to Dr. Edwards in 1996, which vested in 1996 and had a fair market value at December 31, 1998 of $13,125.

     The following table sets forth information regarding individual grants of stock options pursuant to the Company's 1995 Stock Option Plan during 1998 to each of the Officers named in the Summary Compensation Table.

                           INDIVIDUAL GRANTS IN 1998

                                  NUMBER OF       PERCENT OF
                                  SECURITIES     TOTAL OPTIONS
                                  UNDERLYING      GRANTED TO     EXERCISE                  GRANT DATE
                                   OPTIONS         EMPLOYEES       PRICE     EXPIRATION   PRESENT VALUE
             NAME               GRANTED (#)(1)      IN 1998      ($/SHARE)      DATE         ($)(2)
             ----               --------------   -------------   ---------   ----------   -------------
Irene A. Chow.................      40,000            6.4         3.4688     02/05/2008      81,860
James A.D. Smith..............      12,000            1.9         3.4688     02/05/2008      24,558
Marc J. Gurwith...............       4,000            0.6         3.4688     02/05/2008       8,165
Cynthia A. Edwards............      12,000            1.9         3.4688     02/05/2008      24,558
                                    20,000            3.2         2.0469     10/02/2008      23,869

---------------
(1) Stock options are awarded with an exercise price equal to the fair market value of the Company's Common Stock on the date of award. Stock options generally become exercisable with respect to 25% of the number of underlying shares on the first anniversary of the date of grant with pro-rata monthly vesting thereafter for the remaining three years, so long as employment with the Company continues. All of the options granted have a 10-year term.

(2) The estimated "grant date present value" of options granted in 1998 is based on a Black-Scholes option pricing model, a model that reflects certain assumptions regarding variable factors such as interest rates and stock price volatility. Stock options have value only as a result of appreciation in the price of the Company's Common Stock. If, at the time of exercise, the price of the Company's Common Stock is the same as or lower than the option exercise price, there will be no gain to the optionee. Because changes in the subjective input assumptions can materially affect the fair value estimate, it is the Company's belief that this model does not necessarily provide a reliable single measure of the fair value of the options granted. For the purposes of establishing the "grant date present value" shown in the table, the model assumed a dividend yield of zero, risk-free interest rate of 5.0%, volatility factor of the expected market price of the Company's Common Stock of .80, and an expected life of the options of one year subsequent to vesting.

     During 1998 there were no stock option exercises by any of the Officers listed in the Summary Compensation Table. The following table sets forth certain information concerning the number and value of unexercised options held by each of these Officers at December 31, 1998.

                        DECEMBER 31, 1998 OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                 OPTIONS AT YEAR-END          MONEY OPTIONS AT YEAR-END
                                                        ($)(1)                           (#)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Irene A. Chow..............................    532,479         136,426         61,389           4,567
James A.D. Smith...........................     99,586          63,014         23,155              --
Marc J. Gurwith............................     20,000          44,000             --              --
Cynthia A. Edwards.........................    140,720          91,280         13,805          11,630

---------------
(1) These values are based on the positive spread between the respective exercise price of outstanding stock options and the fair market value of the Company's Common Stock at December 31, 1998 ($2.6250). These amounts may not represent amounts actually realized by the named Officers.

The following pages contain a report issued by the Human Resources Committee relating to executive compensation for 1998 and a chart titled "Company Stock Price Performance." Shareholders should be aware that under SEC rules, the Human Resources Committee report and the stock price performance chart are not considered filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless these sections are specifically referenced.

       REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     Decisions regarding executive compensation and stock option grants to executives are made by the Human Resources Committee of the Board of Directors (the "Committee") subject to the review and, in certain cases, approval by the Board. The Committee is currently composed of two non-employee directors. Although Dr. Chow attended the meetings of the Committee during 1998, she did not vote on any matters that relate to compensation and was excused from meetings when matters concerning her compensation were discussed.

COMPENSATION POLICY

     The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The primary goal of the Company's compensation policy is to align compensation with the Company's business objectives and performance. The Committee's primary aim is to attract, reward, and retain executive officers and other employees who contribute to the long-term success of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO"), President and other executive officers of the Company and key employees at or about the beginning of each year. The Committee has adopted a total compensation package comprised of base salary, bonus, long-term incentive awards, stock options and stock grant awards.

SALARY AND VARIABLE COMPENSATION

     The base salaries, incentive compensation and stock option grants of the executive officers are determined by the Committee in part by reviewing the Radford Survey and other published surveys for similar positions in the biopharmaceutical industry. These surveys are nationally known for their databases of high technology and biopharmaceutical companies compensation practices. The Radford Survey itself includes over 1,500 high technology companies and 335 biopharmaceutical companies. In addition, custom survey data is also reviewed on a case by case, position by position basis. The compensation of the Company's executive officers is evaluated against comparable positions and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The Committee attempts to target total cash compensation at competitive rates and percentiles of the survey companies. Practices of such companies with respect to stock option grants are also reviewed and compared.

     In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive an annual cash bonus under the Incentive Bonus Program ("IBC Program"). The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation principally to corporate and executive performance. Thus, a portion of the cash compensation paid to the Company's executive officers, including the CEO, is in the form of discretionary bonus payments that are paid on an annual basis. Under the IBC Program, cash bonuses are awarded only if an executive officer achieved predetermined individual performance objectives and the Company met certain corporate objectives that were approved by the Committee. Bonus payments are expressly linked to the attainment of goals established for each executive officer, as well as overall corporate goals, and are limited by the target bonus amount established for each executive officer which is a percentage of the officer's base salary.

     In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or return on equity, may not readily apply in evaluating the performance of executives. Because the Company has been engaged primarily in research and development activities, the Company's objectives are based on other financial and strategic measures, such as the progress of the Company's research and development programs, the establishment of cooperative development and marketing relationships with corporate partners, the recruitment of management personnel, and the securing of capital resources sufficient to enable the Company to further research and product development plans. General corporate goals for 1998 included a year-end cash balance target, timely enrollment of a specified number of patients in our second phase III trial of GL701 for lupus, the hiring of qualified scientists for key research positions, screening of several chemistry libraries for DNA-binding properties and renewing existing collaborations for principal research programs

     Under the IBC Program, for certain executive management positions there is a long-term compensation element which is in addition to the annual bonus described above. If a person in this category should be eligible for and receive an annual bonus, the amount of the bonus will also be awarded in the long-term portion of the Incentive Program. This long-term element is designed to defer payments to the executive over a three-year period, vesting one third each year. In doing so, the goal of the plan is to encourage the executive to remain with the Company on a long-term basis by committing the payment of additional compensation if employment continues throughout the vesting period.

LONG-TERM EQUITY INCENTIVES

     The Company's equity incentive plans include the 1995 Stock Option Plan, Restricted Stock Plan and Employee Stock Purchase Plan.

     Long-term equity incentives for executive officers are provided through the granting of stock options under the Stock Option Plan. The exercise price of options granted under the Stock Option Plan is equal to the fair market value of the Company's Common Stock on the date of award. These options have value only if the price of the Company's stock increases above the fair market value on the award date and the executive remains an employee for the period required for the shares to vest. These options generally become exercisable with respect to 25% of the number of underlying shares on the first anniversary of the date of grant with pro-rata monthly vesting thereafter for the remaining three years.

     Stock options typically have been granted to executive officers and other employees when they first join the Company, in connection with a significant change in responsibilities and, occasionally, to achieve parity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. Generally, the number of shares subject to each stock option granted may also be based on anticipated future contribution and ability to impact corporate and/or business unit results, past individual or corporate performance or consistency within the executive's peer group. In making its decisions, the Committee considers these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested. In the discretion of the Committee, executive officers may also be granted stock options under the Stock Option Plan to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock.

1998 EXECUTIVE COMPENSATION

     For each of the executive officers, base salaries were increased in February based on their previous base salary as well as the surveys noted above and other information available to the Committee. Under the Company's IBC Program, for 1998 performance, the CEO determined that the executive officers individually achieved their objectives in various ranges. Based upon the CEO's recommendations and review of the supporting data for such, the Committee concluded that the executive officers' objectives were met, and the Committee awarded cash bonuses to its executive officers. The Committee awarded bonuses based on the percentage of base salary for which a bonus was available after giving effect to the degree to which the Committee believed each such executive officer realized his or her objectives. In addition, stock options were granted as part of the annual review of performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Chow's 1998 bonus and salary were set by the Committee with due regard to her industry experience, competitive salary information and current market conditions. As with other executive officers, the amount of Dr. Chow's total compensation was based on the Company's 1998 results and her individual performance with respect to meeting previously established performance objectives. The Committee recommended that a bonus of $97,255 be paid to Dr. Chow based upon the completion of her and the Company's objectives. In particular, the Committee considered the timely enrollment of more than the targeted number of patients in our second Phase III trial of GL701 for lupus, successful hiring of qualified scientists for key research programs, management to budget and attainment of a specified cash level at year end, approval of the DARPA grant, the renewal of Genelabs' collaboration with DuPont and screening of chemistry libraries for identification of DNA-binding molecules.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

     The Company's Stock Option Plan meets the requirements of Section 162(m) of the Internal Revenue Code of 1986. None of the Company's Executive Officers have received cash compensation exceeding the statutory limit under Section 162(m).

                                          HUMAN RESOURCES COMMITTEE

                                          Frank L. Douglas
                                          Edgar G. Engleman

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the five-year period from December 31, 1993 through December 31, 1998 with the cumulative total return on the NASDAQ Stock Market Index (U.S. companies) and the NASDAQ Pharmaceuticals Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on December 31, 1993, and reinvestment of all dividends).

                                              GENELABS TECHNOLOGIES, INC.      NASDAQ STOCK MARKET       NASDAQ PHARMACEUTICALS
                                              ---------------------------      -------------------       ----------------------
12/31/93                                                 100.00                      100.00                      100.00
12/31/94                                                  28.40                       97.80                       75.30
12/31/95                                                 116.40                      138.30                      138.00
12/31/96                                                 146.30                      170.00                      138.50
12/31/97                                                  67.20                      208.60                      143.00
12/31/98                                                  65.70                      293.20                      183.00

                              CERTAIN TRANSACTIONS

     From January 1, 1998 to the present, there have been no transactions in which the amount involved exceeded $60,000 to which the Company or any of its subsidiaries was a party and in which any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had or have a direct or indirect material interest, except certain transactions identified below.

     The Company has entered into an agreement dated as of January 26, 1996 with Edgar G. Engleman, pursuant to which Dr. Engleman shall receive a fee based on the Company's net sales of DHEA for the treatment of lupus. There have been no such sales to date nor are any anticipated in 1999.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company at its principal office between March 18, 2000 and April 17, 2000 in order to be included in the Company's Proxy Statement and proxy card for the meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                      GENELABS TECHNOLOGIES DELAWARE, INC.,
                             A DELAWARE CORPORATION
                                       AND
                          GENELABS TECHNOLOGIES, INC.,
                            A CALIFORNIA CORPORATION

        This Agreement and Plan of Merger (this "Agreement") dated as of [ ], is by and between Genelabs Technologies Delaware, Inc., a Delaware corporation (hereinafter sometimes called "Genelabs Delaware"), and Genelabs Technologies, Inc., a California corporation (hereinafter called "Genelabs California"). Genelabs Delaware and Genelabs California are sometimes hereinafter referred to as the "constituent corporations."

                            STIPULATIONS AND RECITALS

        A. Genelabs Delaware is a corporation duly organized and existing under the laws of the State of Delaware, with its principal office located at 505 Penobscot Drive, Redwood City, CA 94063.

        Genelabs Delaware has a capitalization of seventy-five million (80,000,000) authorized shares divided into two classes designated "Common Stock" and "Preferred Stock"; (a) 75,000,000 shares of Common Stock, par value $.001 per share, and (b) 5,000,000 shares of Preferred Stock, par value $.001 per share. Genelabs Delaware has 100 shares of Common Stock issued and outstanding, all of which are owned by Genelabs California.

        B. Genelabs California is a corporation duly organized and existing under the laws of the State of California, with its principal office located at 505 Penobscot Drive, Redwood City, CA 94063.

        Genelabs California also has a capitalization of 80,000,000 authorized shares divided into two classes designated "Common Stock" and "Preferred Stock";
(a) 75,000,000 shares of Common Stock, no par value, and (b) 5,000,000 shares of Preferred Stock, no par value. Genelabs California has [ ] shares of Common Stock issued and outstanding and [ ] shares of Preferred Stock issued and outstanding.

        C. Genelabs Delaware and Genelabs California have entered into this Agreement in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 1108 of the California Corporations Code (the "CCC") providing for the merger of Genelabs California with and into Genelabs Delaware (the "Merger"), which Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the DGCL.

        D. The boards of directors of the constituent corporations deem it desirable and in the best interests of the corporations and their shareholders that Genelabs California be merged into Genelabs Delaware in accordance with the provisions of Section 252 of the DGCL and Chapter 11 of the CCC, in order that the transaction qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

        E. The CCC permits a merger of a business corporation of the State of California with and into a business corporation of another jurisdiction.

        F. The DGCL permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware.

        G. The Agreement has been approved and adopted by the requisite percentages of the outstanding voting stock of Genelabs California and Genelabs Delaware.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Genelabs Delaware and approved by resolutions adopted by its Board of Directors and by its sole stockholder and being thereunto duly entered into by Genelabs California and approved by resolutions adopted by its Board of Directors and by the requisite vote of its shareholders at its 1999 Annual Meeting of Shareholders, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein are hereby determined and agreed upon as follows:

                       SECTION ONE -- STATEMENT OF MERGER

        Genelabs California shall, pursuant to the provisions of the DGCL, be merged with and into Genelabs Delaware, and from and after the effective date of the Merger, Genelabs California shall cease to exist and Genelabs Delaware shall continue to exist pursuant to the provisions of the DGCL. Genelabs Delaware, as the surviving corporation from and after the effective date of the Merger, is sometimes hereinafter referred to as the "Surviving Corporation."

                       SECTION TWO -- TERMS AND CONDITIONS

        (a) On the effective date of the Merger, the separate existence of Genelabs California shall cease, and Genelabs Delaware shall succeed to all the rights, privileges, immunities, and franchises, and all the property, real, personal and mixed, of Genelabs California, without the necessity for any separate transfer. Genelabs Delaware shall thereafter be responsible and liable for all liabilities and obligations of Genelabs California, and neither the rights of creditors nor any liens on the property of Genelabs California shall be impaired by the Merger.

        (b) Upon approval of this Agreement by shareholders of Genelabs California and the sole stockholder of Genelabs Delaware, the sole stockholder of Genelabs Delaware shall be deemed to have adopted and approved (i) the stock option plans of Genelabs California, (ii) all options that are outstanding under such stock options plans immediately prior to the Merger, and (iii) all warrants of Genelabs California that are outstanding immediately prior to the Merger. Such plans, options and warrants shall be deemed adopted and approved on the same terms and conditions existing under such plans, options and warrants immediately prior to the Merger.

                      SECTION THREE -- CONVERSION OF SHARES

        The manner and basis of converting the shares of Genelabs California into shares of Genelabs Delaware upon the effective date of the Merger shall be as follows:

        (a) Each share of the [      ] shares of Common Stock of Genelabs
California issued and outstanding on the effective date of the Merger shall be converted into one share of Common Stock of the Surviving Corporation, which shall thereafter be issued and outstanding shares of Common Stock of the Surviving Corporation.

        (b) Each share of the [      ] shares of Common Stock of Genelabs
Delaware issued and outstanding on the effective date of the Merger shall be cancelled and shall cease to exist.

        (a) Each share of the [      ] shares of the Series A Convertible
Preferred Stock of Genelabs California issued and outstanding on the effective date of the Merger shall be converted into one share of Series A Convertible Preferred Stock of the Surviving

Corporation, which shall thereafter be issued and outstanding shares of Series A Convertible Preferred Stock of the Surviving Corporation.

        (c) After the effective date of the Merger, the conversion and exchange of shares provided by this Section Three shall be effected as follows:

               (i) No certificates for shares of the Surviving Corporation's Common Stock will be issued to holders of any of the shares of Genelabs California's Common Stock or Preferred Stock upon consummation of the Merger.

               (ii) Certificates representing shares of Genelabs California's Common Stock and Preferred Stock shall upon the consummation of Merger be deemed for all purposes to represent that number of shares of Common Stock of the Surviving Corporation receivable in exchange therefor as provided in Section 3(a) hereof.

               (iii) Genelabs California, as the holder of a certificate for shares of Common Stock in Genelabs Delaware described in paragraph (b) of this Section Three, shall surrender such certificate for cancellation.

        (d) Each option under Genelabs California's stock option plans outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to purchase a number of shares of the Surviving Corporation's Common Stock equal to the number of shares of Common Stock of Genelabs California subject to such option, without change in the exercise price therefor and otherwise upon the same terms and conditions of such option.

        (e) Each warrant issued by Genelabs California and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant to purchase a number of shares of the Surviving Corporation's Common Stock equal to the number of shares of Common Stock of Genelabs California subject to such warrant, without change in the exercise price therefor and otherwise upon the same terms and conditions of such warrant.

                  SECTION FOUR -- CERTIFICATE OF INCORPORATION

        Attached hereto as Exhibit A and made a part hereof is a copy of the Certificate of Incorporation of Genelabs Delaware (the "Certificate") as the same shall be in force and effect at the effective time of the Merger. The Certificate shall continue to be the certificate of incorporation of the Surviving Corporation following the effective date of the Merger until the same shall be thereafter altered or amended; provided, however, that on the effective date, Article FIRST of the Certificate shall be amended to read, in its entirety, as follows:

        "FIRST: The name of the Corporation (hereinafter the "Corporation") is:

        Genelabs Technologies, Inc."

                             SECTION FIVE -- BYLAWS

        The bylaws of Genelabs Delaware shall continue to be the bylaws of the Surviving Corporation following the effective date of the Merger until the same shall be thereafter altered or amended.

                            SECTION SIX -- DIRECTORS

        The directors of Genelabs California as of the effective date of the Merger shall be the directors of the Surviving Corporation from and after the effective date of the Merger. All of such directors shall hold their directorships until the election and qualification of their respective successors, or until their prior resignation, removal or death.

                            SECTION SEVEN -- OFFICERS

        The officers of Genelabs California as of the effective date of the Merger shall be the officers of the Surviving Corporation from and after the effective date of the Merger. All of such officers shall hold their offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation, or until their prior resignation or death.

              SECTION EIGHT -- DEFERRAL, TERMINATION AND AMENDMENT

        The parties hereto may amend, modify, supplement or terminate this Agreement at any time prior to the effective date of the Merger, whether prior to or after approval of the Merger and this Agreement by the shareholders of Genelabs California and the sole stockholder of Genelabs Delaware, without shareholder or stockholder approval, in such manner as may be agreed upon by Genelabs California and Genelabs Delaware in writing.

                        SECTION NINE - AGREEMENT ON FILE

        An executed copy of this Agreement is on file at the principal place of business of Genelabs Delaware located in the State of California, 505 Penobscot Drive, Redwood City, CA 94063.

                        SECTION TEN -- FURTHER ASSURANCES

        In the event that this Agreement shall have been fully approved and adopted on behalf of Genelabs California in accordance with the provisions of the CCC and on behalf of Genelabs Delaware in accordance with the provisions of the DGCL, the constituent corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of California and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of California and the State of Delaware and elsewhere to effectuate the Merger.

        The boards of directors and the proper officers of Genelabs California and of Genelabs Delaware are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement.

                        SECTION ELEVEN -- EFFECTIVE DATE

     The Merger shall have become effective on the date of filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with Sections 252(c) and 103 of the DGCL.

                      [REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Genelabs Delaware and Genelabs California, as duly authorized by their respective boards of directors, have caused this Agreement to be executed and acknowledged as of the date first set forth above.

                                       Genelabs Technologies, Inc.,
                                       a Delaware corporation

                                       By:
                                         ------------------------------------
                                         [                   ]
                                         [                   ]


                                       Genelabs Technologies, Inc.,
                                       a California corporation

                                       By:
                                         ------------------------------------
                                         [                   ]
                                         [                   ]

                                                                      APPENDIX B


                          CERTIFICATE OF INCORPORATION
                                       OF
                           GENELABS TECHNOLOGIES, INC.


               FIRST: The name of the Corporation is Genelabs Technologies, Inc. (hereinafter the "Corporation").

               SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 75,000 shares of Common Stock, each having a par value of one one-thousandth ($.001), and 5,000,000 shares of Preferred Stock, each having a par value of one one-thousandth ($.001).

               The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

               FIFTH: The name and mailing address of the Sole Incorporator is as follows:

        Name                           Address
        ----                           -------
Deborah M. Reusch                      P.O. Box 636
                                       Wilmington, DE  19899

               SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                      The Board of Directors shall consist of not less than one nor more than twelve members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Election of directors need not be by written ballot unless the By-Laws so provide.

                      The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting. At each succeeding annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                      A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                      Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                      In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

               SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                      The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                      The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                      Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

               EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

               NINTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

               TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

               ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

                      I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this __ day of _______, 1999.



                                       --------------------------------
                                       Deborah M. Reusch
                                       Sole Incorporator

                                                                      APPENDIX C

                                     BY-LAWS

                                       OF

                           GENELABS TECHNOLOGIES, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

OFFICES

               Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

               Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

               Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors.

               Section 2. Annual Meetings. The Annual Meetings of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

               Section 3. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.

               In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary or Assistant Secretary of the Company.

               To be timely, a stockholder's notice to the Secretary or Assistant Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

               To be in proper written form, a stockholder's notice to the Secretary or Assistant Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

               No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

               Section 4. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this
Section 4.

               In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary or Assistant Secretary of the Company.

               To be timely, a stockholder's notice to the Secretary or Assistant Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

               To be in proper written form, a stockholder's notice to the Secretary or Assistant Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

               No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this
Section 4. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

               Section 5. Special Meetings. Unless otherwise required by law or by the Certificate of Incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors,
(ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

               Section 6. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

               Section 7. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               Section 8. Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 6, until a quorum shall be present or represented.

               Section 9. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

               Section 10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 8 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

               Section 11. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

               Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

               Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

                                   ARTICLE III

                                    DIRECTORS

               Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than twelve members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Any director may resign at any time upon written notice to the Corporation.
Directors need not be stockholders.

               Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

               Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

               Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or the President. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

               Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

               Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation, or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

               Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

               Section 8. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

               Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

               Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer's vote is counted for such purpose if (i) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

               Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary or Assistant Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

               Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

               Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

               Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

               Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

               Section 6. Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

               Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

               Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

               Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

               Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

               Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V

                                      STOCK

               Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

               Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

               Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

               Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

               Section 5. Record Date.

               (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

               Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                                     NOTICES

               Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given by facsimile, telex or telegram.

               Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VII

                               GENERAL PROVISIONS

               Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

               Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

               Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

               Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                 INDEMNIFICATION

               Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

               Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

               Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

               Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

               Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

               Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

               Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
Article VIII.

               Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

               Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

               Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

               Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

               Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a 80% of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

               Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                      * * *

Adopted as of: _____________________

Last Amended as of: ________________

PROXY

                          GENELABS TECHNOLOGIES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 16, 1999


The undersigned hereby appoints Irene A. Chow and James A.D. Smith, and each of them, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Genelabs Technologies, Inc. (the "Company") to be held at the Company's principal executive offices located at 505 Penobscot Drive, Redwood City, California 94063 on June 16, 1999, at 10:00 a.m. P.D.T., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                              FOLD AND DETACH HERE

                                                                        WITHHELD
1.  ELECTION OF DIRECTORS                                   FOR          FOR ALL
    [Candidates nominated will be provided in definitive    [ ]            [ ]
    proxy material]
    Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

    ----------------------------------------------------
                                                            FOR  AGAINST ABSTAIN
2.  CHANGE IN THE COMPANY'S STATE OF INCORPORATION FROM     [ ]    [ ]     [ ]
    CALIFORNIA TO DELAWARE.
                                                            FOR  AGAINST ABSTAIN
3.  ESTABLISHMENT OF A CLASSIFIED BOARD OF DIRECTORS.       [ ]    [ ]     [ ]

                                                            FOR  AGAINST ABSTAIN
4.  APPROVAL OF AMENDMENTS TO THE 1995 STOCK OPTION PLAN.   [ ]    [ ]     [ ]

                                                            FOR  AGAINST ABSTAIN
5.  APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK          [ ]    [ ]     [ ]
    PURCHASE PLAN.

I PLAN TO ATTEND THE MEETING.                               [ ]

The Board of Directors recommends a vote FOR all nominees for election and FOR Proposal 2, 3, 4 and 5.
THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSAL 2, 3, 4 AND 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.


Signature(s)                                                Date
            -----------------------------------------------     ----------------
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be exactly by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who exercise the above proxy for a decreased shareholder should give their full title. Please date the proxy.